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Exhibit 10.10
                                 LEASE AGREEMENT

Lessor: (hereinafter referred to as party A)
           Shanghai Likang Pharmaceutical Co., Ltd

Lessee: (hereinafter referred to as party B)
           Shanghai Likang Disinfectant High-tech Co., Ltd

Article 1.  the Leased Area and Rent
      The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor the plant specified below: The area of this plant is 21,500 square feet. The rent of the plant is $11,250 a year. Lessor provides Lessee with water and power supply.

Articles 2.  Lease Term
      The Lease Agreement shall be effective for five years, commencing from January 1, 2002 and ending on January 1, 2007.

Articles 3. Payment of rent The rent is paid quarterly by Lessee.

Article 4. Other Expenses
      The Lessee pays on monthly basis the following expenses: Electricity, Water and tax.

Article 5. Termination of Lease Agreement
      Without the written consent of the Lessor, the Lessee shall not terminate the Lease Agreement during the lease term otherwise the Lessor shall be entitled to forfeit the Deposit. Without the consent of the Lessee, the Lessor shall not terminate the Lease Agreement during the lease term except that force majeure occurs.

Article 6. Dispute Resolution
      All disputes between the Lessor and Lessee shall be settled by negotiation, if can not be resolved through negotiation, the dispute shall be submitted to the authorized Arbitration Commission or the People's Court for trial and the place of arbitration shall be determined by both parties' agreement. The formal correspondence address shall be the address stated in this agreement.

Article 7. Effectiveness
      This agreement shall be effective immediately upon signing and sealing by the Lessor and Lessee. The issues uncovered by the Lease Agreement may be determined by the Parties with an Appendix to this Lease Agreement. The Appendix shall be deemed as a part of this Lease Agreement and shall be equally valid.

Lessor: Shanghai Likang Pharmaceutical Co., Ltd
(Signature) Wei Guan
Date:     January 1, 2002

Lessee: Shanghai Likang Disinfectant High-tech Co.,ltd
(Signature)   Xue Lian Bian
Date:     January 1, 2002